                                                                 EXHIBIT 2(l)(2)




                                 April 23, 2001




Kirkpatrick & Lockhart LLP
1800 Massachusetts Ave., NW
2nd Floor
Washington, DC 20036

      Re:   AIM Floating Rate Fund

Ladies and Gentlemen:

            We have acted as special Delaware counsel for AIM Floating Rate Fund, a Delaware business trust (the "Trust"), in connection with the proposed issuance of Class B shares (collectively, the "Shares") of the Trust. Initially capitalized terms used herein and not otherwise defined are used herein as defined in that certain Agreement and Declaration of Trust dated as of December 6, 1999, entered into among Robert H. Graham and the Shareholders of the Trust (the "Original Declaration").

            For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

      1. The Certificate of Trust for the Trust, dated as of December 6, 1999, as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 6, 1999;

      2.    The Original Declaration;

      3. Amendment No. 1 to the Original Declaration effective as of May 24, 2000 (the "First Amendment");

      4. Amendment No. 2 to the Original Declaration effective as of December 5, 2000 (the "Second Amendment", together with the Original Declaration and the First Amendment, collectively, the "Declaration");

      5.    Schedule A to the Declaration as in effect on the date hereof;

      6.    The By-laws of the Trust as in effect on the date hereof;

Kirkpatrick & Lockhart LLP
April 23, 2001
Page 2


      7. Resolutions of the Trustees as in effect on the date hereof designating Classes and approving the issuance of the Shares (collectively, the "Share Resolutions");

      8. Resolutions of the Trustees (the "18f-3 Resolutions" and, together with the Share Resolutions, the "Resolutions") adopting that certain plan in accordance with Rule 18f-3 under the Investment Company Act of 1940 (the "18f-3 Plan");

      9. A Certificate of the Secretary of the Trust dated as of April 23, 2001 certifying as to the organizational documents of the Trust (the "Officer's Certificate");

      10. A Certificate of Good Standing for the Trust, dated April 23, 2001 obtained from the Secretary of State; and

      11. The Post-Effective Amendment No. 3 (the "PEA") to registration statement on Form N-2 (the "Form N-2") as filed with the Securities and Exchange Commission on or about April 24, 2001, pursuant to the Securities Act of 1933, as amended, covering the Shares (the PEA together with the Form N-2, the "Registration Statement").

            As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

            Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act.

            2. The Declaration constitutes the legal, valid and binding obligation of the Trustees, enforceable against the Trustees, in accordance with its terms.

            3. Subject to the other qualifications set forth herein (including, without limitation, paragraph 4 below), the Shares have been duly authorized and when the Shares shall have been otherwise issued and sold in accordance with the Declaration, the Resolutions, the 18f-3 Plan, and the By-laws, such Shares will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of the Trust.

            4. When and if the actions referred to in paragraph 3 have occurred, the holders of the Shares as beneficial owners of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that such holders of Shares may be obligated to provide indemnity and/or security in connection with the issuance of replacement

Kirkpatrick & Lockhart LLP
April 23, 2001
Page 3


certificates for lost or destroyed certificates, if any, representing such Shares, if such holders request certificates in accordance with the By-laws and such certificates are lost.

            In addition to the assumptions and qualifications set forth above, all of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                  a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                  b. We have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                  c. The foregoing opinion regarding the enforceability of the Declaration is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

                  d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                  e. We have assumed that the Declaration, the By-laws, the Resolutions and the 18f-3 Plan, collectively, constitute the entire agreement with respect to the subject matter thereof, including (i) with respect to the creation, dissolution and winding up of the Trust and each Portfolio, (ii) the terms applicable to the Shares, and (iii) the power and authority of the Trustees.

                  f. We have assumed that to the extent any additional rights and/or preferences are stated in the 18f-3 Plan, such additional rights and/or preferences (x) are enforceable in accordance with their terms, and (y) do not conflict with the Certificate of Trust, the Declaration, the By-laws, or any statute, rule or regulation applicable to the Trust.

                  g. We have assumed that no event set forth in Section 9.3(a) of the Declaration has occurred with respect to the Trust.

Kirkpatrick & Lockhart LLP
April 23, 2001
Page 4


                  h. Notwithstanding any provision in the Declaration to the contrary, we note that upon the occurrence of an event set forth in Section 9.3(a) thereof with respect to the Trust, the Trust cannot make any payments or distributions to the Shareholders thereof until their respective creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

                  i. With respect to the enforceability of any provision of the Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust thereof and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

                  j. We have assumed that none of the By-laws, the Resolutions, or the 18f-3 Plan has been amended, modified, or revoked in any manner from the date of its adoption, and that each of the By-laws, the Resolutions, and the 18f-3 Plan remains in full force and effect on the date hereof.

                  k. We note that we do not assume responsibility for the contents of the Registration Statement.

                  l. We have assumed that the facts in the Officer's Certificate were true and correct when made and have remained true and correct at all times since such date through and including the date hereof.


            This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose. Kirkpatrick & Lockhart LLP may rely on this opinion with respect to the matters set forth herein in connection with its opinion being delivered on even date herewith. In addition, AIM Floating Rate Fund may rely on this opinion with respect to the matters set forth in, and connection with, the Registration Statement.

Kirkpatrick & Lockhart LLP
April 23, 2001
Page 5


            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,

                                    /s/ POTTER ANDERSON & CORROON